EXHIBIT 99.2
                            VCA ANTECH, INC. REPORTS

                       FOURTH QUARTER AND YEAR-END RESULTS

     - Fourth quarter net income per diluted common share, excluding extraordinary items and certain significant items (including litigation charges), was $0.14 per diluted common share, beating earnings consensus estimate by $0.02 per diluted common share.

     - Full year net income per diluted common share, excluding extraordinary items and certain significant items (including litigation charges), was $0.83 per diluted common share.

     -    Fourth quarter revenue grew 11.1% to a record $106.7 million.

     -    Full year revenue grew 10.5% to a record $443.5 million.

     LOS ANGELES, CA, FEBRUARY 20, 2003 - VCA ANTECH, INC. (NASDAQ NM SYMBOL:
WOOF), a leading animal health care company in the United States, today reported financial results for the fourth quarter and the year ended December 31, 2002.

     For the fourth quarter of 2002, the Company reported under generally accepted accounting principles the following: revenue increased 11.1% to a record $106.7 million from $96.0 million in 2001; operating income increased to $16.5 million from a loss of $6.0 million in 2001; net income, before extraordinary item, increased to $3.3 million from a loss of $10.5 million in 2001; and, operating income before depreciation and amortization ("EBITDA")(1) increased to $19.7 million from $0.1 million in 2001.

     For the full 2002 year, the Company reported under generally accepted accounting principles the following: revenue increased 10.5% to a record $443.5 million from $401.4 million in 2001; operating income increased to $91.5 million from $27.7 million in 2001; net income, before extraordinary item, increased to $28.4 million from a loss of $17.3 million in 2001; and, EBITDA(1) increased to $104.0 million from $52.9 million in 2001.

     VCA Antech management believes that investors' understanding of the performance of the Company is enhanced by providing both "as reported" (in accordance with generally accepted accounting principles) net income (loss) to common stockholders, diluted earnings per share, operating income and EBITDA(1) and "as adjusted" for certain expense items that are unusual due to their nature, their infrequency of occurrence or their size, including extraordinary items, litigation charges, write-down of assets, non-cash compensation, amortization of goodwill and certain costs in connection with the Company's reorganization in 2000 and initial public offering in 2001. VCA Antech has listed these items in the attached financial schedules titled "Supplemental Operating Data" and reconciles these measures to net income determined according to generally accepted accounting principles.

     Adjusting for certain significant items, the Company reported for the fourth quarter of 2002 the following: adjusted net income increased to $5.3 million from $2.6 million in 2001; adjusted operating income increased 18.8% to $18.7 million from $15.7 million in 2001; adjusted net income per diluted common share increased to $0.14 from a loss of $0.04 in 2001; and, adjusted EBITDA(1) increased 17.5% to $21.9 million from $18.6 million in 2001.

     Adjusting for certain significant items, the Company reported for the 2002 year the following: adjusted net income increased to $30.7 million from $19.9 million in 2001; adjusted operating income increased 20.0% to $93.9 million from $78.3 million in 2001; adjusted net income per diluted common share, increased to $0.83 from $0.04 in 2001; and, adjusted EBITDA(1) increased 19.0% to $106.5 million from $89.5 million in 2001.

     On October 24, 2002, the Company repaid $30.0 million of its 15.5% senior notes and retired all $15.0 million of its outstanding 13.5% senior subordinated notes. Funds used to repay the debt and pay related prepayment premium and transaction costs were derived from an additional $25.0 million of senior term C notes issued under the Company's senior credit facility and cash on hand. In connection with the repayment of the notes, the Company incurred approximately $9.4 million of costs, including $4.6 million in prepayment premium and transaction costs and $4.8 million in non-cash costs pertaining to the write-off of unamortized discounts and deferred financing costs associated with the debt retired. These charges were recognized during the fourth quarter of 2002 as an extraordinary loss in the amount of approximately $5.6 million, net of income tax benefit.

     In February 2003, the Company settled in principle a lawsuit for $2.0 million or $0.05 per diluted common share. The settlement is subject to completion of final documentation. The settlement is reflected as a charge to corporate general and administrative expense.

     Bob Antin, Chairman and CEO, stated, "I am pleased to announce strong fourth quarter results to close out a great 2002. Adjusted net income per diluted common share, before extraordinary item, beats the earnings consensus by $0.02 per share.

     "Our fourth quarter results continue to reflect the operating leverage in both of our business segments. This leverage drove outstanding growth in adjusted EBITDA(1) and adjusted net income in the fourth quarter of 2002. On an 11.1% revenue increase in the fourth quarter of 2002, adjusted EBITDA(1) increased 17.5% to $21.9 million. Adjusted EBITDA(1) margins increased to 20.5% in the fourth quarter of 2002 from 19.4% in the fourth quarter of 2001.

     "Our laboratory division continues to realize the benefits of our market leadership position and our national platform. On a 14.2% laboratory revenue increase in the fourth quarter of 2002, adjusted laboratory EBITDA(1) increased 20.5% to $12.4 million over the same quarter in the prior year. Adjusted laboratory EBITDA(1) margin for the fourth quarter of 2002 increased to 33.1% from 31.3% for the fourth quarter of 2001. Laboratory internal revenue growth was 13.7% for the fourth quarter of 2002.

     "On a 10.7% animal hospital revenue increase in the fourth quarter of 2002, adjusted animal hospital EBITDA(1) increased 24.0% to $13.3 million over the same quarter in the prior year. Adjusted animal hospital EBITDA(1) margin for the fourth quarter of 2002 increased to 18.7% from 16.7% for the fourth quarter of 2001. Animal hospital same-facility revenue growth was 3.9% for the fourth quarter of 2002.

     "I am very pleased that the strength of our operations and the success of our Company along with our outstanding relationships with our bank group and the investment banking community have enabled us to make some positive and significant changes to our capital structure while expanding our base of shareholders. The two debt restructurings that we completed in the third and fourth quarters of 2002 along with the proceeds from the secondary offering of our common stock completed in February 2003 have allowed us to retire all of our 15.5% senior notes and 13.5% senior subordinated notes."

     VCA Antech will discuss its fourth quarter 2002 earnings during a conference call today, February 20, 2003 at 4:30 p.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company's website at http://investor.vcaantech.com. The conference call can also be accessed via telephone by dialing (800) 289-0485. Interested parties should call at least ten minutes prior to the start of the conference call to register.

     Statements contained in this release that are not based on historical information are forward-looking statements that involve risks and uncertainties. Actual results may vary substantially as a result of a variety of factors. Among the important factors that could cause actual results to differ are the level of direct costs and the ability of the Company to maintain gross revenue at a level necessary to maintain expected gross profit margins, the level of selling, general and administrative costs, the effects of competition, the efficient integration of the Company's acquisitions, the effects of the Company's recent acquisitions and its ability to effectively manage its growth, the ability of the Company to service its debt, the continued implementation of its management information systems, pending litigation and governmental investigations, general economic conditions, and the results of the Company's acquisition program. These and other risk factors are discussed in the Company's recent filings with the Securities and Exchange Commission on Forms 10-K and S-3 and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

     VCA ANTECH owns, operates and manages the largest networks of free-standing veterinary hospitals and veterinary-exclusive clinical laboratories in the country.


     Media contact:      Tom Fuller, Chief Financial Officer
                         (310) 571-6505

                                VCA ANTECH, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2002 AND 2001
              (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    THREE MONTHS              TWELVE MONTHS
                                                 ENDED DECEMBER 31,        ENDED DECEMBER 31,
                                               ----------------------     ----------------------
                                                  2002        2001           2002        2001
                                               ----------   ---------     ----------  ----------
Revenue:
   Laboratory                                   $ 37,525    $ 32,856      $ 154,436   $ 134,711
   Animal Hospital                                71,336      64,448        296,719     272,113
   Other                                               -         500          1,500       2,000
   Intercompany                                   (2,207)     (1,807)        (9,109)     (7,462)
                                               ----------   ---------     ----------  ----------
                                                 106,654      95,997        443,546     401,362
                                               ----------   ---------     ----------  ----------
Direct costs                                      75,703      69,772        302,452     283,226(a)

Gross profit, excluding depreciation
  and amortization:
   Laboratory                                     15,068      12,426         66,434      52,715
   Animal Hospital                                15,883      13,299         73,160      63,421
   Other                                               -         500          1,500       2,000
                                               ----------   ---------     ----------  ----------
                                                  30,951      26,225        141,094     118,136
                                               ----------   ---------     ----------  ----------
General and administrative:
   Laboratory                                      2,660       2,129         10,292      11,434
   Animal Hospital                                 2,582       2,800         10,387      12,323
   Corporate                                       6,050       3,339         16,506      14,876
                                               ----------   ---------     ----------  ----------
                                                  11,292       8,268(b)      37,185      38,633(b)
                                               ----------   ---------     ----------  ----------
Depreciation                                       2,756       2,476         10,789       9,561
Amortization                                         467       3,569          1,764      15,605
Agreement termination costs                            -      17,552              -      17,552
Gain on sale of assets                               (20)       (243)          (100)       (118)
Write-down of assets                                   -         577              -       9,197
                                               ----------   ---------     ----------  ----------
Operating income (loss)                           16,456      (5,974)        91,456      27,706
                                               ----------   ---------     ----------  ----------

                                VCA ANTECH, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS - CONTINUED
            THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2002 AND 2001
              (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS               TWELVE MONTHS
                                                     ENDED DECEMBER 31,          ENDED DECEMBER 31,
                                                  ------------------------     ----------------------
                                                     2002          2001           2002        2001
                                                  ----------    ----------     ----------  ----------
Interest expense, net                                 8,663        10,531         39,204      42,918
Other (income) expense                                  304           (65)           145         168
Minority interest expense                               421           335          1,781       1,439
                                                  ----------    ----------     ----------  ----------
Income (loss) before income taxes and
     extraordinary item                               7,068       (16,775)        50,326     (16,819)
Provision for income taxes                            3,818        (6,296)        21,910         445
                                                  ----------    ----------     ----------  ----------
Net income (loss) before extraordinary item           3,250       (10,479)        28,416     (17,264)

Extraordinary loss on early extinguishment
     of debt, net of tax                              5,575        10,159          7,576      10,159
                                                  ----------    ----------     ----------  ----------
Net income (loss)                                    (2,325)      (20,638)        20,840     (27,423)
Increase in carrying amount of redeemable
     preferred stock                                      -         3,568              -      19,151
                                                  ----------    ----------     ----------  ----------
Net income (loss) to common stockholders          $  (2,325)    $ (24,206)     $  20,840   $ (46,574)
                                                  ==========    ==========     ==========  ==========
Diluted income (loss) per common share:
   Income (loss) before extraordinary item        $    0.09     $   (0.56)     $    0.77   $   (1.87)
   Extraordinary loss on early extinguishment
      of debt                                         (0.15)        (0.41)         (0.21)      (0.52)
                                                  ----------    ----------     ----------  ----------
Diluted earnings (loss) per common share          $   (0.06)    $   (0.97)     $    0.56   $   (2.39)
                                                  ==========    ==========     ==========  ==========
Diluted shares                                       36,764        25,043         37,091      19,509
                                                  ==========    ==========     ==========  ==========

(a) Direct costs for the twelve months ended December 31, 2001 include $1.4 million of non-cash compensation, which was not incurred in 2002.

(b) General and administrative expense for the twelve months ended December 31, 2001 includes $6.2 million of non-cash compensation and $2.3 million of management fees, and for the three months ended December 31, 2001 includes $413,000 of management fees.

     These were not incurred in 2002.

                                VCA ANTECH, INC.
                           SUPPLEMENTAL OPERATING DATA
        FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2002 AND 2001
              (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            THREE MONTHS                 TWELVE MONTHS
                                                          ENDED DECEMBER 31,           ENDED DECEMBER 31,
                                                       ------------------------     ------------------------
                                                          2002          2001           2002          2001
                                                       ----------    ----------     ----------    ----------
TABLE #1A
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA (1)

Net income (loss) before extraordinary item            $   3,250     $ (10,479)     $  28,416     $ (17,264)
Provision for income taxes                                 3,818        (6,296)        21,910           445
Minority interest expense                                    421           335          1,781         1,439
Interest expense, net                                      8,663        10,531         39,204        42,918
Other (income) expense                                       304           (65)           145           168
                                                       ----------    ----------     ----------    ----------
   Operating income                                       16,456        (5,974)        91,456        27,706
Depreciation and amortization                              3,223         6,045         12,553        25,166
                                                       ----------    ----------     ----------    ----------
EBITDA (1)                                                19,679            71        104,009        52,872
Certain significant items:
    Litigation charges                                     2,200             -          2,475             -
    Management fees                                            -           413              -         2,273
    Agreement termination costs                                -        17,552              -        17,552
    Write-down of assets                                       -           577              -         9,197
    Non-cash compensation                                      -             -              -         7,611
                                                       ----------    ----------     ----------    ----------
Adjusted EBITDA (1)                                    $  21,879     $  18,613      $ 106,484     $  89,505
                                                       ==========    ==========     ==========    ==========
TABLE #1B
COMPONENTS OF ADJUSTED EBITDA

Adjusted laboratory EBITDA (1)                         $  12,405     $  10,297      $  56,115     $  45,561
Adjusted animal hospital EBITDA (1)                       13,321        10,742         62,784        53,776
Other revenue                                                  -           500          1,500         2,000
Corporate selling, general and administrative and
  gain on sale of corporate assets, excluding
  certain significant items as detailed in Table #1A      (3,847)       (2,926)       (13,915)      (11,832)
                                                       ----------    ----------     ----------    ----------
Adjusted EBITDA (1)                                    $  21,879     $  18,613      $ 106,484     $  89,505
                                                       ==========    ==========     ==========    ==========


                                VCA ANTECH, INC.
                     Supplemental Operating Data - Continued
        For the Three and Twelve Months Ended December 31, 2002 and 2001
               (Unaudited- In Thousands, Except Per Share Amounts)

                                                            THREE MONTHS                 TWELVE MONTHS
                                                          ENDED DECEMBER 31,           ENDED DECEMBER 31,
                                                       ------------------------    -----------------------
                                                          2002          2001           2002          2001
                                                       ----------    ----------    ----------   ----------
TABLE #2
RECONCILIATION OF OPERATING INCOME TO
  ADJUSTED OPERATING INCOME

Operating income (loss)                                $  16,456     $  (5,974)    $  91,456    $  27,706
Certain significant items:
    Litigation charges                                     2,200             -         2,475            -
    Management fees                                            -           413             -        2,273
    Agreement termination costs                                -        17,552             -       17,552
    Write-down of assets                                       -           577             -        9,197
    Non-cash compensation                                      -             -             -        7,611
    Amortization of executive covenants
      not to compete                                           -           868             -        4,796
    Amortization of goodwill (2)                               -         2,274             -        9,152
                                                       ----------    ----------    ----------   ----------
Adjusted operating income                              $  18,656     $  15,710     $  93,931    $  78,287
                                                       ==========    ==========    ==========   ==========
TABLE #3
RECONCILIATION OF NET INCOME TO ADJUSTED
   NET INCOME (LOSS) TO COMMON STOCKHOLDERS

Net income (loss)                                      $  (2,325)    $ (20,638)    $  20,840    $ (27,423)
Certain significant items:
    Litigation charges                                     2,200             -         2,475            -
    Management fees                                            -           413             -        2,273
    Agreement termination costs                                -        17,552             -       17,552
    Write-down of assets                                       -           577             -        9,197
    Non-cash compensation                                      -             -             -        7,611
    Amortization of executive covenants
      not to compete                                           -           868             -        4,796
    Amortization of goodwill (2)                               -         2,274             -        9,152
                                                       ----------    ----------    ----------   ----------
Total of certain significant items                         2,200        21,684         2,475       50,581
Tax effect                                                  (103)       (8,610)         (215)     (13,369)
                                                       ----------    ----------    ----------   ----------
Total, net of tax                                          2,097        13,074         2,260       37,212
Extraordinary item, net of tax                             5,575        10,159         7,576       10,159
                                                       ----------    ----------    ----------   ----------
Adjusted net income                                        5,347         2,595        30,676       19,948

Increase in carrying amount of redeemable
   preferred stock                                             -         3,568             -       19,151
                                                       ----------    ----------    ----------   ----------
Adjusted net income (loss) to common stockholders      $   5,347     $    (973)    $  30,676    $     797
                                                       ==========    ==========    ==========   ==========

                                VCA ANTECH, INC.
                     Supplemental Operating Data - Continued
        For the Three and Twelve Months Ended December 31, 2002 and 2001
              (Unaudited - In Thousands, Except Per Share Amounts)

                                                            THREE MONTHS                 TWELVE MONTHS
                                                          ENDED DECEMBER 31,           ENDED DECEMBER 31,
                                                       ------------------------    -----------------------
                                                          2002          2001           2002          2001
                                                       ----------    ----------    ----------   ----------
TABLE #4
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER
   COMMON SHARE TO ADJUSTED DILUTED EARNINGS
   (LOSS) PER COMMON SHARE

Diluted earnings (loss) per common share               $   (0.06)    $   (0.97)    $    0.56    $   (2.39)
Certain significant items as detailed in Table #3,
   net of tax                                               0.05          0.52          0.06         1.91
Extraordinary item, net of tax                              0.15          0.41          0.21         0.52
                                                       ----------    ----------    ----------   ----------
Adjusted diluted earnings (loss) per common share      $    0.14     $   (0.04)    $    0.83    $    0.04
                                                       ==========    ==========    ==========   ==========
Diluted shares                                            37,102        25,043        37,091       19,509
                                                       ==========    ==========    ==========   ==========
TABLE #5
RATIO OF EARNINGS TO FIXED CHARGES

Ratio of earnings to fixed charges (3)                    2.1x         N/A           1.7x         N/A
                                                       ==========    ==========    ==========   ==========

(1) EBITDA is operating income before depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude litigation charges, management fees, agreement termination costs, write-down of assets and non-cash compensation. The management agreement for the management fees discussed above was terminated in the fourth quarter of 2001 in connection with the Company's initial public offering of common stock. EBITDA and adjusted EBITDA are not measures of financial performance under generally accepted accounting principles, GAAP. Although EBITDA and adjusted EBITDA should not be considered in isolation or as substitutes for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP, or as a measure of profitability or liquidity, we understand that EBITDA and adjusted EBITDA are widely used by financial analysts as a measure of operating performance. We believe adjusted EBITDA is a useful measure of our operating performance as it reflects earnings before the impact of depreciation and amortization, interest, taxes, minority interest and certain other significant items that may vary from period to period as a result of non-operating activities. Adjusted EBITDA is also an important component of our financial ratios included in our debt covenants, which provides us with a measure of our ability to service our debt and meet capital expenditure requirements out of our earnings. Our calculation of EBITDA and adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

     Adjusted laboratory EBITDA excludes non-cash compensation of $4.3 million for the twelve months ended December 31, 2001. Adjusted animal hospital EBITDA excludes non-cash compensation of $2.6 million for the twelve months ended December 31, 2001.

(2) Effective January 1, 2002 the Company stopped amortizing goodwill pursuant to Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. For the three and twelve months ended December 31, 2001, amortization expense for goodwill amounted to $1.7 million and $6.9 million, respectively after adjusting for the income tax benefit.

(3) Calculated by dividing income before income taxes and fixed charges by fixed charges. "Fixed charges" means the sum of (a) interest expensed or capitalized, (b) amortized discounts and deferred financing costs related to indebtedness and (c) an estimate of the interest within rental expense. This calculation is not applicable for the three and twelve months ended December 31, 2001 as we had pre-tax losses in these periods.

                                VCA ANTECH, INC.
                     Supplemental Operating Data - Continued
        As of and For the Twelve Months Ended December 31, 2002 and 2001
              (Unaudited - In Thousands, Except Per Share Amounts)

                                                                  AS OF DECEMBER 31,
                                                             -----------------------------
                                                                2002               2001
                                                             ----------         ----------
TABLE #6
SELECTED CONSOLIDATED BALANCE SHEET DATA

Cash                                                         $   6,462          $   7,103
Accounts receivable, net                                     $  20,727          $  18,036
Equity                                                       $  63,086          $  39,764
Total assets                                                 $ 507,428          $ 468,521

Debt:
   Revolving credit facility                                 $   7,500          $       -
   Senior Term Loan A                                                -             24,112
   Senior Term Loan B                                                -            121,242
   Senior Term Loan C                                          167,283                  -
   13.5% Senior Subordinated Notes                                   -             15,000
   9.875% Senior Subordinated Notes                            170,000            170,000
   15.5% Senior Notes                                           38,137             59,670
   Other                                                         1,637              1,486
   Unamortized discounts                                        (3,000)            (7,178)
                                                             ----------         ----------
     Total debt                                              $ 381,557          $ 384,332
                                                             ==========         ==========

                                                                 FOR THE TWELVE MONTHS
                                                                   ENDED DECEMBER 31
                                                             -----------------------------
                                                                2002               2001
                                                             ----------         ----------
TABLE #7
SELECTED CASH FLOW AND EXPENSE DATA

Net cash provided by operating activities                    $  67,122          $  57,104
Rent expense                                                 $  14,159          $  12,635
Capital expenditures                                         $  17,912          $  14,156